Exhibit T3A-2

Delaware The First State Page 1 I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “EGALET US INC.” AS RECEIVED AND FILED IN THIS OFFICE. THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED: CERTIFICATE OF INCORPORATION, FILED THE EIGHTH DAY OF OCTOBER, A.D. 2012, AT 6:18 O`CLOCK P.M. AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “EGALET US INC.”. 5224558 8100H SR# 20165535773 You may verify this certificate online at corp.delaware.gov/authver.shtml Authentication: 202893558 Date: 08-26-16

State of Delaware Secretazy of State Division o£ Corporations Delivered 06:34 PM 10/08/2012 FILED 06:18PM 10/08/2012 SRV 121109155 - 5224558 FILE CERTIFICATE OF INCORPORATION OF EGALET US JNC. The undersigned, a natural person, for the purposes of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and generally kn own as the "General Corporation Law of the State of Delaware"), hereby certifies that: FIRST:The name of the Corporation (hereinafter called the "Corporation") is Egalet US Inc. SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 1980I. The name of its registered agent at such address is The Corporation Trust Company. THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation l ,aw of the State of Delaware. FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 5,000 shares of Common Stock, with a par value of $0.01 per share. FIFTH: The name and the mailing address of the incorporator is as follows: NAME ADDRESS Steven T. Cheng, Esq. Brown Rudnick LLP One Financial Center Boston, MA 02111 SIXTH: The Corporation shall have perpetual existence. SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and /or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation. EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that: 1. The business of the Corporation shall be conducted by the officers of the Corporation under the supervision of the Board of Directors. 2. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-laws. No election of Directors need be by written ballot. 3. The Board of Directors of the Corporation may adopt, amend or repeal the By-laws of the Corporation at any time after the original adoption of the By-laws according to Section I 09 of the General Corporation Law of the State of Delaware; provided, however, that any amendment to provide for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an amendment to this Certificate of Incorporation, in an initial By-law, or in a By-law adopted by the stockholders of the Corporation entitled to vote. NINTH: The Corporation may, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnifY under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who ha:i> ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

TENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article TENTH. ELEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article ELEVENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment. TWELFTH: Notwithstanding any provision of law, the Corporation may, by contract, grant to some or all ofthe security holders ofthe Corporation pre-emptive rights to acquire stock of the Corporation, but no stockholder shall have any pre-emptive rights except as specifically so granted. Signed on the 8th day of October, 2012. Is/ Steven T. Cheng Steven T. Cheng, Incorporator